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                                                                      Exhibit 23





                  CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
ALLIED Group, Inc.


We consent to incorporation by reference in the Registration Statement Nos. 33-48235, 33-6643, 33-6644, 33-48206, 33-24543, 33-28907, 33-48234, 33-76876,
and 33-65037 on Form S-8 and Registration Statement Nos. 33-48233 and 33-61090 on Form S-3 of ALLIED Group, Inc. of our reports dated February 2, 1996, relating to the consolidated balance sheets of ALLIED Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which appears in the December 31, 1995 annual report on Form 10-K of ALLIED Group, Inc. Our report refers to a change in the Company's method of accounting for investments in 1993.



                                            KPMG Peat Marwick LLP

Des Moines, Iowa
March 7, 1996